Exhibit 4.2

NETFLIX, INC.

as Issuer

AND

Computershare Trust Company, National Association,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 22, 2026

$1,000,000,000 of 5.250% Senior Notes due 2036

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is dated as of July 22, 2026 between NETFLIX, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as trustee hereunder (together with its successors and assigns, the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of July 29, 2024 (the “Base Indenture” and, as supplemented by the Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness (“Securities”).

B. Pursuant to a Board Resolution, the Company has authorized the issuance of $1,000,000,000 principal amount of 5.250% Senior Notes due 2036 (the “Notes”).

C. The entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this Second Supplemental Indenture to establish the terms of the Notes in accordance with Section 2.2 of the Base Indenture and to establish the form of the Notes in accordance with Section 2.3 of the Base Indenture.

E. All things necessary to make this Second Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Terms of the Notes.

The following terms relate to the Notes:

(a) The Notes shall constitute a series of Securities having the title “5.250% Senior Notes due 2036.”

(b) The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $1,000,000,000. The Company may from time to time, without the consent of the holders of the Notes, issue additional Notes (in any such case, “Additional Notes”) having the same priority and the same interest rate, maturity and other terms as the Initial Notes. Any Additional Notes and the Initial Notes shall each constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires; provided that unless such Additional Notes are issued pursuant to a “qualified reopening” of the

Initial Notes or are otherwise treated as part of the same “issue” of debt instruments as the Initial Notes, in each case, for U.S. federal income tax purposes, the Additional Notes shall have a separate CUSIP number or, in connection with any physical notes, no CUSIP number. The aggregate principal amount of the Additional Notes shall be unlimited.

(c) The entire outstanding principal of the Notes shall be payable on August 15, 2036.

(d) The rate at which the Notes shall bear interest shall be 5.250% per year. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from July 22, 2026. The Interest Payment Dates for the Notes shall be February 15 and August 15 of each year, beginning February 15, 2027. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the February 1 and August 1 prior to each Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(e) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(f) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 hereof.

(g) The Notes will not have the benefit of any sinking fund.

(h) Except as provided herein, the holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(i) The Notes will be general unsecured and unsubordinated obligations of the Company.

(j) The Notes are not convertible into shares of common stock or other securities of the Company.

(k) The restrictive covenant set forth in Section 1.6 hereof shall be applicable to the Notes.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Board of Directors” means the Company’s Board of Directors or any committee thereof duly authorized to act on behalf of its Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Interest Payment Date” means February 15 and August 15.

“Issue Date” means the date of original issuance of the notes under this Indenture.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Second Supplemental Indenture.

“Par Call Date” means May 15, 2036 (three months prior to the maturity date of the Notes).

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of us.

“Treasury Rate” means, with respect to any Optional Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U. S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Optional Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Optional Redemption Date.

If on the third business day preceding the Optional Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Optional Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.3 Optional Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Second Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b) Prior to the Par Call Date, the Notes shall be redeemable, in whole or in part, at any time and from time to time, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Optional Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the Optional Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.

(c) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding the Optional Redemption Date.

(d) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine or verify any determination of the redemption price.

(e) Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days (except that redemption notices may be given more than 60 days prior to a redemption if the notice is issued in connection with a discharge of the Notes pursuant to Section 1.9 hereof or a legal defeasance or covenant defeasance of the Notes pursuant to Section 1.10 hereof or as set forth below in Section 1.3(g) in connection with a conditional redemption) before the Optional Redemption Date to each holder of Notes to be redeemed.

(f) In the case of a partial redemption, selection of the Notes for redemption shall be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair; provided that in the case of Global Securities, the selection of notes for redemption shall be made in accordance with the Depositary’s applicable procedures. No Notes of a principal amount of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note shall state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note shall be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

(g) Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if a redemption is subject to satisfaction of one or more conditions precedent, the Company may, in its discretion, delay the Optional Redemption Date (even if beyond 60 days from when notice was given) until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Optional Redemption Date, or by the Optional Redemption Date so delayed. The Company shall provide written notice to the Trustee prior to the close of business two business days prior to the Optional Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.

Unless the Company defaults in payment of the redemption price (or the redemption does not occur on an anticipated redemption date due to the failure of a condition to be satisfied or waived, in the case of a conditional redemption), on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Section 1.4 [Reserved.]

Section 1.5 [Reserved.]

Section 1.6 Consolidation, Merger and Sale of Assets.

With respect to the Notes, in lieu of Sections 5.1 and 5.2 of the Base Indenture, the following shall apply:

(a) The Company will not consolidate with or merge with or into, or convey, sell, transfer or lease all or substantially all of its and its Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:

(1) either (a) the Company is the Person formed by or surviving any such consolidation or merger (the Person formed by or surviving a consolidation or merger, the “continuing Person”) or (b) the Person (if other than us) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of its or its Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole (the “Successor Company”), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;

(2) if the Company is not the continuing Person, the Successor Company expressly assumes the Company’s obligations with respect to the Notes and the Indenture pursuant to a supplemental indenture;

(3) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4) If the Company is not the continuing Person, the Company or the Successor Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, stating that such consolidation, merger, conveyance, sale, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 1.6 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Upon any transaction or series of related transactions to which the foregoing requirements apply and are effected in accordance with such requirements, the Successor Company shall succeed to, and be substituted for the Company, and may exercise every right and power of the Company’s under the Indenture with the same effect as if such Successor Company had been named as the Company therein; and when a Successor Company duly assumes all of the Company’s obligations and covenants pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Notwithstanding the foregoing, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 1.7 Events of Default.

(a) With respect to the Notes, in lieu of the defined term in the Base Indenture, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1) default in the payment of the principal or any premium on any Note when due (whether at maturity, upon acceleration, redemption or otherwise);

(2) default for 30 days in the payment of interest on any Note when due;

(3) failure by the Company to observe or perform any term of the Indenture (other than those referred to in (1) or (2) above) for a period of 90 days after the Company receives a notice of default stating that the Company is in default. The notice must be sent by either the Trustee or holders of 25% of the principal amount of the Notes;

(4) the entry by a court having competent jurisdiction of:

(A) an order for relief in respect of the Company as debtor in an involuntary proceeding under any applicable Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(B) a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(5) the commencement by the Company of a voluntary proceeding under any applicable Bankruptcy Law or the consent by the Company as debtor to the entry of a decree or order for relief in an involuntary proceeding under any applicable Bankruptcy Law, or the filing by the Company as debtor of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law, or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

Section 1.8 Modification and Waiver.

With respect to the Notes, in lieu of Section 9.3 of the Base Indenture, the following shall apply:

Without the consent of each Holder of the Notes affected, an amendment or waiver may not:

(a) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c) reduce the principal or change the Stated Maturity of the Notes;

(d) waive a Default or Event of Default in the payment of the principal of or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of or interest, if any, on the Notes payable in any currency other than that stated in the Notes;

(f) make any change in Section 6.8 or Section 6.13 of the Base Indenture or this Section 1.8 (this sentence); or

(g) waive a redemption payment with respect to the Notes, provided that such redemption is made at the Company’s option.

Section 1.9 Satisfaction and Discharge.

With respect to the Notes, in lieu of Section 8.1 of the Base Indenture, the following shall apply:

(a) The Indenture shall upon Company Order be discharged with respect to the Notes and cease to be of further effect as to all Notes (except as hereinafter provided in this Section 1.9), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of the Indenture, when

(1) either

(i) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable by reason of sending a notice of redemption or otherwise, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(D) are deemed paid and discharged pursuant to Section 1.10(a), as applicable;

and the Company, in the case of (A), (B) or (C) above, shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust an amount of money and/or U.S. Government Obligations, which amount shall be sufficient (as determined by the Company) for the purpose of paying and discharging each installment of principal of and interest on, and, in the case of a redemption, any applicable premium on, the Notes on their respective due dates;

(2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company with respect to the Notes; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge contemplated by this Section 1.9 have been complied with.

(b) Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.7 of the Base Indenture, and, if money shall have been deposited with the Trustee pursuant to clause (1) of this Section 1.9, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 of the Base Indenture shall survive.

Section 1.10 Legal and Covenant Defeasance.

With respect to the Notes, in lieu of Sections 8.3 and 8.4 of the Base Indenture, the following shall apply:

(a) Legal Defeasance of the Notes. Subject to the satisfaction of the applicable conditions described in Section 1.10(c) below, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the date of the deposit referred to in Section 1.10(c)(1), and the provisions of the Indenture, as they relate to such outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon receipt of a Company Order, execute instruments acknowledging the same), except as to:

(1) the rights of Holders of the Notes to receive, from the trust funds described in Section 1.10(c)(1), payment of the principal of and each installment of principal of and interest on the outstanding Notes on the Maturity of such principal or installment of principal or interest;

(2) the provisions of Sections 2.4, 2.5, 2.7, 2.8, 7.7, 8.2, 8.5 and 8.6 of the Base Indenture and this Section 1.10(a); and

(3) the rights, powers, trusts and immunities of the Trustee hereunder and the Company’s obligations in connection therewith.

(b) Covenant Defeasance of the Notes. Subject to the satisfaction of the applicable conditions described in Section 1.10(c) below, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4 and 5.1 of the Base Indenture and Section 1.6 of this Second Supplemental Indenture (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1 of the Base Indenture or Section 1.7 of this Second Supplemental Indenture) but, except as specified above, the remainder of the Indenture and the Notes will be unaffected thereby.

(c) Conditions to Legal or Covenant Defeasance. The following (as applicable) shall be the conditions to the application of either Section 1.10(a) or Section 1.10(b) hereof to the outstanding Notes:

(1) the Company shall have irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c) of the Base Indenture) with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of the Notes cash in Dollars and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of, or based on a written report or certificate of, a nationally recognized firm of independent public accountants, investment bank or appraisal firm delivered to the Trustee, to pay and discharge each installment of principal and interest on, and, in the case of a redemption, any applicable premium on, the Notes on their respective due dates;

(2) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound (other than, if applicable, a default resulting from the borrowing of funds, and any funds related thereto, to be applied to make the deposit described above and any similar and substantially concurrent deposit relating to other indebtedness, and, in each case, the granting of liens in connection therewith);

(3) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(4) in the case of Section 1.10(a) (Legal Defeasance), the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, legal defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, legal defeasance and discharge had not occurred;

(5) in the case of Section 1.10(b) (Covenant Defeasance), the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that under current U.S. federal income tax law, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, covenant defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, covenant defeasance and discharge had not occurred; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the applicable covenant defeasance or legal defeasance contemplated by this Section 1.10 have been complied with.

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, immunities and indemnities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.4 Governing Law.

This Second Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.5 Separability.

In case any provision in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture and signature pages for all purposes.

This Second Supplemental Indenture (or any document executed in connection with this Second Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 2.7 No Benefit.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Second Supplemental Indenture or the Base Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

NETFLIX, INC.

By:	/s/ Gregory Belzer
Name: Gregory Belzer
Title: Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:	/s/ Linda Lopez
Name: Linda Lopez
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF 5.250% SENIOR NOTES DUE 2036

[Insert the Global Security legend, if applicable]

5.250% SENIOR NOTES DUE 2036

No. [•]

CUSIP No. 64110LBB1

NETFLIX, INC.

promises to pay to [•] or registered assigns, the principal sum of [•] Dollars (as may be adjusted by the increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Security attached hereto) on August 15, 2036.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.3 of the Base Indenture.

Date: [•]

NETFLIX, INC.

By:
Name: [•]
Title: [•]

CERTIFICATE OF AUTHENTICATION

This is one of the 5.250% Senior Notes due 2036 issued by Netflix, Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Netflix, Inc.

5.250% Senior Notes due 2036

This security is one of a duly authorized series of debt securities of Netflix, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of July 29, 2024 (the “Base Indenture”), duly executed and delivered by and between the Company and Computershare Trust Company, National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of July 22, 2026 (the “Second Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties, immunities and indemnities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Second Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 5.250%. The Company will pay interest semi-annually on February 15 and August 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be February 15, 2027. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption, and the Optional Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture.

The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Security Registrar. Initially, the Trustee will act as paying agent and security registrar. The Company may change or appoint any paying agent or security registrar without notice to any Securityholder. The Company or any of their subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “5.250% Senior Notes due 2036”, initially limited to $1,000,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture. Requests may be made to: Netflix, Inc. 121 Albright Way, Los Gatos, California, 95032. In the event of any conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Second Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. [Reserved.]

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Subject to applicable escheatment laws, any funds or governmental obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities at any time by the Company and the Trustee with the consent of the holders of at least a majority in principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities at the time outstanding, on behalf of the holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or security registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance (covenant and legal), which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ___________________

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:_____________________

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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